EXHIBIT 21



            COUSINS PROPERTIES INCORPORATED AND CONSOLIDATED ENTITIES
                         SUBSIDIARIES OF THE REGISTRANT
                                DECEMBER 31, 1994


     At December 31, 1994, the Registrant had no 100% owned subsidiaries.

     At December 31, 1994, the financial statements of the following entities were consolidated with those of the Registrant in the Consolidated Financial Statements incorporated herein:

          Cousins Real Estate Corporation and subsidiaries (100% of non-voting common stock and 100% of preferred stock owned by Registrant); subsidiaries include Cousins/New Market Development Company, Inc. (100% owned by Cousins Real Estate Corporation)
          North Greene Associates Limited Partnership (85% owned by
            Registrant)
          Rocky Creek Properties, Inc. & MT&E - Macon-Harris (75% owned by
            Registrant)
          North Point Market Associates, L.P. (82.3% owned by Registrant) Perimeter Expo Associates, L.P. (90% owned by Registrant and 10%
            owned by Cousins/New Market Development Company, Inc.)

     At December 31, 1994, the Registrant and its consolidated entities had the following significant unconsolidated subsidiaries which were not 100% owned:

          CC-JM II Associates (50% owned by Registrant)
          C-H Associates, Ltd. (49% owned by Cousins Real Estate Corporation) C-H Leasing Associates (50% owned by Cousins Real Estate
            Corporation)
          C-H Management Associates (50% owned by Cousins Real Estate
            Corporation)
          CSC Associates, L.P. (50% owned by Registrant)
          Green Valley Associates II (50% owned by Registrant)
          Haywood Mall Associates (50% owned by Registrant)
          Hickory Hollow Associates (50% owned by Cousins Real Estate
            Corporation)
          Norfolk Hotel Associates (50% owned by Registrant)
          MC Dusseldorf Holding B.V. (10% voting interest owned by Registrant and 40% voting interest owned by Cousins Real Estate Corporation) Spring/Haynes Associates (50% owned by Registrant)
          Wildwood Associates (50% owned by Registrant)
          Ten Peachtree Place Associates (50% owned by Registrant)
          Temco Associates (50% owned by Cousins Real Estate Corporation) West Georgia Commons Associates (50% owned by Cousins Real Estate
            Corporation)